Exhibit 10.1

SEPARATION AGREEMENT, WAIVER AND RELEASE

Separation Agreement, Waiver and Release (“Agreement”) by and among Medical Staffing Network, Inc. (“MSN”), Medical Staffing Network Holdings, Inc. (“Holdings”) and Gregory K. Guckes (“Employee”).

Recitals

A.            MSN, Holdings and Employee are parties to an Employment Agreement (the “Employment Agreement”) dated as of June 9, 2003.

B.            MSN, Holdings and Employee desire to terminate the Employment Agreement subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Resignation; Termination of Employment Agreement.  Employee hereby resigns from all positions held by him with MSN effective June 7, 2004 (the “Effective Date”) and such resignation is hereby accepted by MSN.  The Employment Agreement is hereby terminated effective as of June 7, 2004; provided, however, MSN, Holdings and Employee acknowledge and agree that each of Section 6(j) (Survival of Operative Sections), Section 7 (Restrictive Covenants), Section 8 (Injunctive Relief), Section 10 (Taxes) and Section 13 (Severability and Governing Law) shall remain in full force and effect.

2.             Severance.  MSN agrees to pay as severance to Employee an amount equal to 12 months’ salary plus other compensation to which Employee is entitled as of the Effective Date minus any applicable withholding and similar taxes required by law (the “Severance Amount”).  The Severance Amount shall be paid to Employee in accordance with MSN’s normal payroll practices.  In addition, MSN agrees to pay to Employee on the Effective Date an amount equal to $9,443.31 minus any applicable withholding and similar taxes required by law (the “Accrued Vacation Amount”), which amount represents accrued vacation for the period commencing on June 9, 2003 and ending on the Effective Date.  To the extent permitted by MSN’s health plans, Employee will continue to receive the health benefits provided to him as of the Effective Date for the 12-month period following the Effective Date.  Employee acknowledges and agrees that upon payment of the Severance Amount and the Accrued Vacation Amount, no wages, commission, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or payments or form of remuneration of any kind or nature is or will be owed to him under this Agreement or the Employment Agreement.

3.             Release.  Employee, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, for himself and his heirs, executors, administrators, successors, personal representatives and assigns, does hereby remise, release, acquit, satisfy and forever discharge MSN and Holdings, and their respective predecessors, subsidiaries, affiliates, officers, employees, stockholders, directors, attorneys, sureties, successors and assigns (collectively, the “MSN Parties”), of and from any claim and all causes of action, contracts, agreements, promises, claims for tort or negligence, damages, claims for wages and demands whatsoever, in law or in equity, under state, federal or local law, including but not limited to claims arising under 29 U.S.C. §201 et.seq., 29 U.S.C. §623, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §1981, Chapter 760 of the Florida Civil Rights Act, and all other causes of action which Employee ever had, now has, or he or any of his heirs, executors, administrators, successors, personal representatives or assigns hereafter can, shall or may have against the MSN Parties or any of them, known, unknown, foreseen or unforeseen from the beginning of the world to the Effective Date.

4.             Claims and Lawsuits.  Employee agrees not to file any claims or lawsuits against any of the MSN Parties with any court or governmental agency.  If Employee is requested to participate in any lawsuit, other proceeding, or investigation against any of the MSN Parties, Employee agrees to immediately notify MSN in writing of such request, to the extent permitted by applicable law.

5.             Confidentiality.  Employee agrees to keep the existence of this Agreement confidential and not to make or cause to have made any disparaging or negative remarks about any of the MSN Parties.  Employee further agrees not to disclose to any third party the terms of this Agreement; provided, however, the Employee may make such disclosure if, in the opinion of counsel, it is determined that such disclosure must be made (i) in order that Employee does not violate any applicable law, (ii) to comply with any proper request of any governmental or judicial authority having proper jurisdiction and authority to require such disclosure, (iii) to comply with any properly issued subpoena or (iv) as otherwise required by applicable law; and provided, further, that in the event of any such determination, Employee agrees to notify MSN as promptly as practicable prior to disclosure.

6.             Return of Company Property.  Except for the equipment described on Schedule 1 to this Agreement which MSN has agreed to allow Employee to retain for his personal use, Employee hereby certifies that all property of the MSN Parties in his possession or control including, but not limited to, credit cards, keys, cellular telephones, computers, computer manuals and disks, equipment, employee manuals, letters and reports, has been returned to MSN and that all returned equipment and computers are in good working order, ordinary wear and tear excepted.

7.             No Admission.  The parties understand that nothing in this Agreement shall be construed as an admission or evidence of liability for any violation of the law, willful or otherwise, by any entity or person.

8.             Representations of Employee.  By signing this Agreement, Employee acknowledges that he has:

(a)           been advised to review this Agreement with counsel of his choice and has been given twenty-one (21) days in which to consider signing this Agreement;

(b)           seven (7) days in which to revoke this Agreement by written notice to MSN;

(c)           fully read and understands the terms of this Agreement including, without limitation, the release set forth in Section 3;

(d)           signed this Agreement freely and voluntarily; and

(e)           not relied on any representation or statement made by any of the MSN Parties or any of the MSN Parties’ respective agents or employees, except those set forth in this Agreement.

9.             Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument signed by the party charged with the waiver or estoppel.  No written waiver shall be deemed to be a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of the term or condition for the future or as to any act other than that specifically waived.

10.           Governing Law; Venue and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of law principles.  Venue and jurisdiction of all actions relating to the performance or interpretation of this Agreement may be brought only in the courts of the State of Florida located in Palm Beach County or in the United Stated District Court for the Southern District of Florida.  The parties consent to personal jurisdiction in the courts described in this Section for the purpose of all actions, and waive all objections to venue and the right to assert that a court chosen under this Section is improper based on the doctrine of forum non conveniens.

11.           Attorneys’ Fees.  If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the nonprevailing party, and the nonprevailing party shall immediately pay upon demand, all reasonable attorneys’ fees and expenses of the prevailing party.  Except as otherwise provided in this Agreement, each party shall pay its own legal fees and disbursements and other expenses incurred in connection with this Agreement.

12.           Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested (deemed delivered five business days after the date sent) addressed to the address of the applicable party appearing on the signature page of this Agreement.  Any party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices.

13.           Binding Effect.  This Agreement shall inure to the benefit of and be legally binding upon all successors and assigns of the Company.

14.           Entire Agreement; Amendment.  This Agreement constitutes the entire understanding of the parties and supersedes all discussions, negotiations, agreements and understandings, whether oral or written, with respect to its subject matter.  This Agreement may be modified only by a written instrument properly executed by the Employee, MSN and MSN Holdings.

15.           Severability.  If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

16.           Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.

17.           WAIVER OF JURY TRIAL.  IF LITIGATION IS BROUGHT TO ENFORCE THIS AGREEMENT, THE PARTIES KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM HAS TO A TRIAL BY JURY.  THE PARTIES AGREE THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES’ ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MEDICAL STAFFING NETWORK, INC.

By:	/s/	Robert J. Adamson
Name:		Robert J. Adamson
Title:		Chief Executive Officer
Address:		901 Yamato Road, Suite 110
Boca Raton, Florida 33431

MEDICAL STAFFING NETWORK HOLDINGS, INC.

By:	/s/	Robert J. Adamson
Name:		Robert J. Adamson
Title:		Chief Executive Officer
Address:		901 Yamato Road, Suite 110
Boca Raton, Florida 33431

By:	/s/	Gregory K. Guckes
Name:	Gregory K. Guckes
Address:		c/o Medical Staffing Network Holdings, Inc.
901 Yamato Road, Suite 110
Boca Raton, Florida 33431

SCHEDULE 1

EQUIPMENT RETAINED BY EMPLOYEE

1              IBM T40 Laptop Computer

1              Port Replicator

1              Linksys Wireless Router

1              Booster

1              Ink Jet Printer

1              APC Surge Protector